UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2014

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On October 23, 2014, Banc of California, Inc. (the “Company”) issued a press release announcing the receipt of regulatory approval from the Office of the Comptroller of the Currency for the previously announced acquisition by the Company’s wholly owned banking subsidiary, Banc of California, N.A., of the California branch operations of Popular Community Bank, consisting of approximately $1.1 billion in loans and $1.1 billion in deposit balances.  The closing of the transaction is expected to occur on November 7, 2014, subject to customary closing conditions.

The Company also announced that it expects to release 2014 third quarter financial results on Thursday, October 30, 2014.  The Company will host a conference call to discuss third quarter results at 8:00 a.m. Pacific Time (PT) on the same day.  Interested parties may attend the conference call by dialing 877-474-9506, and referencing event code 83328951.  A slide presentation for investor review during the call will be available on the Company's website prior to the call.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated October 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.

Date: October 23, 2014                                                                           By:  /s/ Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr.
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 23, 2014